EXHIBIT 10(n) Employment Agreement dated March 26, 1997 and Amendment to Employment Agreement dated December 22, 1998 between the
Registrant and Larry I. Kelley


                                                EMPLOYMENT AGREEMENT

         THIS AGREEMENT, made and entered into this 26th day of March, 1997, by and between One Price Clothing Stores, Inc., a Delaware corporation with its principal place of business in Spartanburg County, South Carolina, hereinafter referred to as "Employer", and Larry Kelley, a resident of Duxbury, State of Massachusetts, hereinafter referred to as "Employee".
                                                W I T N E S S E T H:
         For and in consideration of the mutual covenants and promises of the parties hereto and the benefits inuring to the parties hereto, Employer and Employee agree as follows:
         1. EMPLOYMENT. Subject to the terms and conditions of this Agreement, Employer employs Employee as its President and Chief Executive Officer, and Employee accepts such employment with Employer. The employment hereunder shall commence on the day Employee reports for work at Employer's offices in Duncan, South Carolina and shall continue for six (6) years from such date unless terminated as hereinafter provided.

          2. DUTIES OF EMPLOYEE. Employee shall serve Employer as its President and Chief Executive Officer faithfully and to the best of his ability under the direction of the Board of Directors of Employer. Employee shall be elected as a Director of the Company immediately following execution of this agreement and thereafter nominated annually as a Director, commencing with the annual shareholders meeting in June 1997, so long as this Agreement is in effect. Employee shall devote his full time and efforts to his duties as an employee of Employer. As Chief Executive Officer of the Company, Employee shall have the authority to hire and fire any and all other officers and employees of the Company, excluding the Chairman of the Board of Directors.

          3.  COMPENSATION AND BENEFITS.
              (a) Salary. For all services rendered to Employer under this Agreement, Employer shall pay Employee an annual base salary of $400,000, which shall automatically increase to $450,000 twelve (12) months after commencement of employment by Employee and shall thereafter be subject to annual review, payable in bi-weekly installments in accordance with the usual payroll practice of Employer, less all legally required deductions.
In the event Employee shall die during the term of this Agreement, his salary shall be continued only through the end of the bi-weekly pay period following his death.

            (b) Bonus. Employee shall be entitled to a first year bonus of $150,000, payable $100,000 upon commencing employment and $50,000 at fiscal 1997 year end; provided, however, if Employee is not employed by Employer on the first day of fiscal 1998, Employee shall reimburse Employer the $100,000 paid upon commencement of employment and shall forfeit the $50,000 due at fiscal 1997 year end. Starting in fiscal 1998, Employee shall be entitled to receive a bonus of up to 50% of his base salary if the Employee's personal and the Company's goals are met in accordance with the Company's bonus program then in effect.

            (c) Special Stock Option. The Board of Directors has approved the granting to Employee of an option for 300,000 shares of Employer's common stock at the market price on the date of grant, which date shall be the earlier of the execution of this Agreement or the commencement date of employment. Such option shall be exercisable twenty five (25%) percent on the date of employment and thereafter exercisable equally over a period of four (4) years at 18.75% annually commencing twelve (12) months from the date of Employee's employment. Should Employee die or become permanently disabled prior to the expiration of a twelve (12) month vesting period, he shall be considered as employed at the end of such twelve (12) month period during which he dies or becomes permanently disabled for purposes of exercise of the option granted hereunder. The options shall not be transferrable except to members of Employee's immediate family or a trust for the benefit of members of his family, shall have a ten (10) year term, contain typical anti-dilution and change in capitalization provisions, a commitment to register the shares underlying the option on Form S-8 and appropriate provisions for exercise in the event of death or disability.

            (d) Retirement. So long as Employee is employed by Employer for a minimum of six (6) years, he shall be entitled at the end of six (6) years to a $600,000 retirement sum payable over ten
          (10) years in equal monthly installments following his retirement from the Company. For each year that Employee remains employed by Employer beyond the initial six (6) year period, his retirement sum shall be increased $100,000 and the aggregate retirement sum due Employee should he remain employed beyond six (6) years shall be payable over ten (10) years in equal monthly installments following his retirement from the Company. If Employee does not remain employed for at least six (6) years, he shall not be entitled to any retirement sum.

            (e)Other Benefits.(i) During the term of his employment, Employee shall be entitled to participate in all employee benefits as are customarily provided to its officers by Employer, and to participate in such other employee benefits as may from time to time be approved by Employer's Board of Directors.
                         (ii) Employee shall be entitled to four (4) weeks of vacation annually.
                         (iii) Employee may serve as a director of a non-competing company or otherwise participate in educational, social, religious or civic organizations so long as such activity does not interfere with Employee's duties hereunder.
                         (iv) Employee shall also
          be entitled to reimbursement of all reasonable hotel, travel, entertainment and other business expenses actually incurred by Employee in the course of Employee's employment hereunder and in accordance with such policy as may be established for Employer's Executives, upon submission to Employer of satisfactory documentation thereof.
                         (v)Employee shall be indemnified by Employer as an officer and director to the fullest extent permitted under Delaware law.
            (f) Moving Expenses. Employer shall reimburse Employee for:
                         (i) Air travel to the  Spartanburg/Greenville
          area for himself  and his wife,  which
          travel shall be limited to reimbursement  for up to a total of fifteen
          (15) round trip coach plane tickets for Employee and his wife from Boston to Greenville/Spartanburg.
                         (ii)  Employer  shall  obtain  a
          competitive bid from an independent moving company setting forth the cost of transportation of Employee's family's household goods, effects and two (2) automobiles and Employee shall be entitled to receive such amount in cash grossed up to cover any applicable federal or state income taxation.
                         (iii) Upon Employee's reporting for work, Employer agrees to reimburse Employee for up to three (3) months for the cost of temporary lodging at a hotel or motel such as Residence Inn, such reimbursement to cover room only, and not food or other expenses.
                         (iv) Reasonable closing costs associated with buying a home, including such expenses as real estate commissions, loan origination fee, attorney's fees, etc., but excluding discount
          points,   prorated  taxes  or insurance.  Payment will be made on a
          receipt reimbursement or written estimate basis.
            (g) Payments Upon  Termination.  In the event Employee
          is terminated by Employer without cause, Employer shall continue Employee's annual base salary following Employee's termination for twelve (12) additional months at the rate of base salary in effect at the date of Employee's termination, payable in accordance with Employer's usual payroll practices. In addition, Employee shall be entitled to payments of such base salary for an additional six (6) months if unemployed at the end of twelve (12) months, provided that such additional salary payments shall be immediately terminated upon his employment during such additional six (6) month period. In the event Employee voluntarily terminates his employment with Employer or is terminated for cause, he shall be entitled to no additional payment upon such termination other than any then accrued but unpaid salary, vacation pay, or other normal reimbursement items. Cause shall be defined to mean (a) the commission by Employee of any felony, (b) the commission by Employee of any crime or other activity involving dishonesty or moral turpitude, (c) the engagement by Employee in any act of fraud, misappropriation or similar misfeasance, (d) the engagement by Employee in any activity in contravention of paragraph 4 of this Agreement or otherwise resulting in a material adverse effect to Employer or (e) repeated non-attentiveness by Employee to his duties under this Agreement; provided, however, that prior to any termination based on cause as herein defined, Employee shall have received written notice from the Board of Directors of Employer stating in reasonable detail the basis therefor and shall be given an opportunity to meet with and address the Board regarding the grounds
          for  such   termination.

               4.   CONFIDENTIAL   INFORMATION.   Employee
          acknowledges that during his employment he will have access to confidential information belonging to the Employer. Such confidential information shall consist of all information disclosed to Employee as a result of employment by Employer not generally known in the retail business in which Employer is engaged including information concerning Employer's suppliers, including the costs, quantities and types of goods supplied, and the identity of such suppliers; information concerning the Employer's marketing and/or sales strategy or plans; real estate strategy and expansion plans; all pricing information relating to merchandise offered for sale by Employer; customers' list and all information dealing with customers' needs or preferences; all data processing information; all financial information including financial statements, financing plans and forecasts, and any and all information designated or marked as confidential. Employee will not use or disclose, or otherwise make available, such confidential information to any other person or entity without prior express written consent of Employer, either during or following the termination of Employee's employment. Upon termination of employment, Employee shall turn over to Employer all property then in his possession or custody belonging to Employer and shall not retain any copies or reproductions of correspondence, memoranda, reports, notebooks, drawings, photographs, or other documents relating in any way to the affairs of Employer.

               5.  NON-COMPETITION.   (a)  Upon
          termination of Employee's employment with Employer, whether voluntary or involuntary and whether with or without cause, Employee will not for a period of two (2) years from date of such termination conduct or engage in, directly or indirectly, alone or jointly, with any other person or corporation as agent, consultant, employee, manager, purchaser, proprietor, stockholder, co-partner, or otherwise, any type of womens retail apparel business involving the general retail price range(s) engaged in by Employer at the time of termination of his employment. This restriction applies to the continental United States and any other country or possession of the United States in which Employer does business. (b) Employee agrees not to employ or cause to be employed any other employee of Employer for a period of two (2) years after Employee's termination of employment. This restriction applies to any type of business which Employee may be engaged in or is associated with.

               6. NOTICES. All notices, consents, changes of address and other communications (hereinafter referred to as "Notice(s)") required or permitted to be made under the terms of this Agreement shall be in writing and shall be (I) personally delivered by an agent of the relevant Party, or (ii) transmitted by postage prepaid, certified or registered mail: To Employer: One Price Clothing Stores, Inc. Post Office Box 2487 Spartanburg, South Carolina 29304


         To Employee:               Larry Kelley at such address as he
                                    may provide to Employer in writing

                                    cc: Theodore Wm. Tashlik
                                        Tashlik Kreutzer & Goldwyn P.C.
                                        833 Northern Boulevard
                                        Great Neck, N.J. 11021-5308

         7. WAIVER OF BREACH. The waiver of Employer of a breach by Employee of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by Employee. No waiver shall be valid unless in writing and signed by any authorized officer of Employer.
         8. ASSIGNMENT. Employee acknowledges that the services to be rendered by Employee are unique and personal. Accordingly, Employee may not assign any of Employee's rights or delegate any of Employee's duties or obligations under this Agreement. The rights and obligations of Employer under this Agreement shall inure to the benefit of and all be binding upon the Employer, and its successors and assigns.
         9. REPRESENTATIONS AND WARRANTIES. Employee represents and warrants to Employer that he is under no obligation to or bound by any contract with any person, corporation or other entity which would prohibit or in any way interfere with the performance of his duties and obligations to Employer under this Agreement.
         10. SEVERABILITY. If any provision of this Agreement as applied to either party or to any circumstance shall be adjudged by a court to be invalid or unenforceable, the same shall in no way affect any other provision of this Agreement, or the application of each provision to any other fact or circumstances.
         11. ENTIRE AGREEMENT, MODIFICATION OR AMENDMENT. This Agreement constitutes the entire agreement of the parties with respect to its subject matter and supersedes all prior oral or written agreements. This Agreement may be modified or amended from time to time by the mutual agreement of the parties hereto. No modification or amendment of this Agreement shall be binding upon either party unless it is in writing and executed by the party sought to be charged.
         12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.
         13. CAPTIONS. The captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
         14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina, without giving effect to South Carolina's rules of conflicts of law, and regardless of the place or places of its physical execution and performance.
         15. ENFORCEMENT. This Agreement may only be enforced in a court of competent jurisdiction in Spartanburg County, South Carolina. Employee agrees to submit to the jurisdiction of a court of competent jurisdiction in Spartanburg County, South Carolina, whether or not then residing in South Carolina. The prevailing party shall be entitled to recover from the other party the cost of any court action, including reasonable attorneys fees.
         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Witnesses:                                                    One Price Clothing Stores, Inc.

/s/ Stephen A. Feldman                                        By: /s/ Henry D. Jacobs, Jr.(SEAL)
                                                                    Henry D. Jacobs, Jr.
/s/ Diane G. O'Bryant                                               Chairman of Board of Directors
As to Employer
                                                                       "EMPLOYER"

__________________________                                  /s/ Larry Kelley_____________(SEAL)
                                                                 Larry Kelley

As to Employee
                                                                       "EMPLOYEE"


                             Amendment to Employment
                      Agreement Dated as of March 26, 1997

Reference is made to the Employment Agreement dated as of March 26, 1997, ("Agreement") by and between One Price Clothing Stores, Inc. ("Employer") and Larry I. Kelley ("Employee"). The Agreement is hereby amended to add the following new provisions relating to termination of employment by Employee following a "Change of Control" (as hereinafter defined).

     1. The following new Section 3 (g) is added to the Agreement:

     3. (g). Change of Control - In the event the Employee's employment with the Company is terminated by the Employer without Cause, or for "Good Reason" by the Employee, within 24 months after a "Change of Control" of Employer (an "Employment Event"), then Employer shall pay to Employee, in one lump sum, an amount equal to thirty-six (36) months severance pay, rather than the maximum of eighteen (18) months severance pay currently provided for in the Agreement. Termination for "Good Reason" shall be deemed to have occurred, and the Employee shall be entitled to the benefits of this provision, provided that: x) the Employee voluntarily terminates his employment after 30 days written notice to Employer; y) a "Change of Control" has occurred; and, z) any one or more of the following events has occurred: (i) the assignment to the Employee of any duties inconsistent with the highest position (including status, offices, titles and reporting requirements), authority, duties or responsibilities attained by the Employee during the period of his employment with the Employer or any action by the Employer which results in a material diminishment in such position, authority, duties or responsibilities as were in effect immediately prior to the Change of Control; (ii) a decrease in the Employee's compensation (including base salary, bonus or fringe benefits); (iii) relocation by Employer of the Employee more than 50 miles outside of the Greenville /Spartanburg area of South Carolina; or, (iv) failure of any successor of the Employer to comply with this Agreement. In consideration for the benefits conferred to Employee under this provision, in the absence of an Employment Event the Employee agrees to continue his employment, following a Change of Control, for the term remaining under the Agreement.

Should a Change of Control occur, all stock options granted by Employer to Employee, and not yet expired as of the date of such Change of Control, shall become immediately exercisable. In such event, the normal expiration date shall apply to such options, provided, however, that Employee shall have 90 days to exercise such option following an Employment Event.

In addition, upon the occurrence of an Employment Event, Employee's Loan Agreement and the underlying Note, by and between Employee and Employer and dated as of December 31, 1997, as amended effective July 6, 1998, shall be immediately extinguished, along with any and all accrued interest and any remaining principal.

Finally, should an Employment Event occur, the entire sum of Employee's retirement benefits, which would have been otherwise payable at the end of his six year term (the "Entitlement Date") in 120 consecutive monthly payments of Five Thousand ($5,000.00) Dollars, shall be deemed immediately due and payable, without deduction or off-set, provided, however, that in the event an Employment Event shall occur prior to the Entitlement Date, Employee shall be entitled to the present value of such deferred payments calculated as follows. The present value shall be calculated using a discount rate of 8% p.a. and based upon the period of time between the date of the Employment Event and the Entitlement Date.

It is the intention of the parties that payments to Employee arising from an Employment Event pursuant to the Agreement, as amended herein, shall constitute reasonable compensation for Employee's services to Employer and shall not constitute "excess parachute payments" within the meaning of Section 280 G of the Internal Revenue Code of 1986, as amended, and any regulations thereunder. In the event that the Employer's independent accountants, acting as auditors, on the date of an Employment Event determine that payments provided for herein constitute "excess parachute payments," then the compensation payable hereunder shall be reduced to the point that such compensation shall no longer qualify as "excess parachute payments." In the event that such "excess parachute payments" are determined to exist by such auditors and the amount of any extinguishment of Employee's loan is included in determining the amount of benefits received, then the auditors shall, to the extent necessary, first reduce benefits attributable to the extinguishment of Employee's loan with Employer, in order to maximize the amount of cash to be received by Employee upon the occurrence of an Employment Event.

For purposes hereof, a "Change of Control" shall be deemed to have occurred following either of the following two events:

(i) A change in the Board of Directors of the Company, with the result that the members of the Board, as elected by the stockholders of the Company on June 10, 1998 ("Incumbent Directors"), no longer constitute a majority of such Board, provided that any person who becomes a director and whose appointment or election was supported by a majority of the Incumbent Directors shall be considered an Incumbent Director for purposes hereof; or

(ii) The occurrence of a Section 11 (a) (ii) Event, as defined in the Shareholder Rights Agreement, dated November 3, 1994, between Wachovia Bank of North Carolina, N.A., as Rights Agent, and Employer ("Rights Agreement"), provided however, that for these purposes the applicable percentage for a Change in Control to arise from a change in stock ownership shall be 40% and not 20% as provided for in the Rights Agreement.

This Agreement shall be binding upon any successor to the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 22 day of December, 1998.

One Price Clothing Stores, Inc.                          Larry I. Kelley

/s/ Leonard M. Snyder                                    /s/ Larry I. Kelley
By:  Leonard M. Snyder                                    "EMPLOYEE"
Its:  Chairman of the Board
       "EMPLOYER"